                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CANYON RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total Fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                          CANYON RESOURCES CORPORATION
                      14142 Denver West Parkway, Suite 250

                             Golden, Colorado 80401

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                           TO BE HELD JANUARY 14, 2000


To Our Shareholders:


         A Special Meeting of Shareholders ("Meeting") of Canyon Resources Corporation (the "Company"), a Delaware corporation, will be held at 3:00 p.m. (Mountain time) on Friday, January 14, 2000, at the Company's office at 14142 Denver West Parkway, Suite 250, Golden, Colorado, for the following purposes:



         1. To approve alternate capital restructuring proposals to amend the Certificate of Incorporation of the Company to effect (i) a one-for-two and a half (1:2.5), (ii) a one-for-four (1:4), or
              (iii) a one-for-five (1:5) reverse stock split of the Company's issued and outstanding Common Stock at the discretion of the Board of Directors, each of which alternative proposals would also include (A) the reduction of the Company's authorized shares of Common Stock from 100,000,000 to 50,000,000 and (B) the complete elimination of the Company's Preferred Stock.


         2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.


         Shareholders of record at the close of business on November 29, 1999, are entitled to notice of and to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours for a period of 10 days prior to the Meeting at the Company's headquarters, 14142 Denver West Parkway, Suite 250, Golden, Colorado.


         The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

                                  By Order of the Board of Directors



                                  ---------------------------------------
                                  Gary C. Huber
                                  Corporate Secretary


Golden, Colorado
December 2, 1999


--------------------------------------------------------------------------------
            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

         Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                         PLEASE MAIL YOUR PROXY PROMPTLY
--------------------------------------------------------------------------------

                          CANYON RESOURCES CORPORATION

                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                                 PROXY STATEMENT


                         SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 14, 2000



         This Proxy Statement is furnished to the shareholders of Canyon Resources Corporation (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors (the "Board") of proxies to be voted at the Special Meeting of Shareholders ("Meeting") of the Company. The Meeting will be held on January 14, 2000, at 3:00 p.m. (Mountain time) at the Company's offices, 14142 Denver West Parkway, Suite 250, Golden, Colorado, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone if deemed necessary. Solicitation expenses will be paid by the Company.



         All proxies that are properly executed and received prior to the Meeting will be voted at the Meeting. If a shareholder specifies how the proxy is to be voted on any business to come before the Meeting, it will be voted in accordance with such specification. If a shareholder does not specify how to vote the proxy, it will be voted FOR the approval of the Amendment to the Company's Certificate of Incorporation, at the discretion of the Board of Directors, to effectuate alternative restructurings of the Company's capitalization, and in the proxy holders' discretion on such other business as may properly come before the Meeting. Any person giving a proxy has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Special Meeting and the election to vote in person. Attendance at the Special Meeting will not by itself constitute the revocation of a proxy.



         This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about December 2, 1999. The Company will bear the cost of preparing, assembling, and mailing the notice, Proxy Statement, and form of proxy for the Meeting.


                                VOTING SECURITIES


         All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on November 29, 1999, are entitled to notice of and to vote at the Meeting or any adjournment. At the close of business on November 29, 1999, there were 46,497,470 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the meeting, in person or by proxy, in order to constitute a quorum. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding will be necessary to approve the amendment to the Company's Certificate of Incorporation, at the discretion of the Board of Directors, to effectuate alternative restructurings of the Company's capitalization.

         An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information, as of November 29, 1999, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and executive officer of the Company, and by all officers and directors of the Company as a group. Unless otherwise noted, each shareholder has sole investment and voting power over the shares owned.




                 NAME OF                        TYPE OF          NUMBER OF      PERCENT OF
             BENEFICIAL OWNER                  OWNERSHIP           SHARES          CLASS
             ----------------                  ---------         ---------      ----------
     Richard H. De Voto, President,            Record and         1,030,698 (1)    2.2%
        Director                               Beneficial

     Gary C. Huber, Vice President,            Record and           487,561 (2)    1.0%
        Corporate Secretary, Director          Beneficial

     Richard T. Phillips, Treasurer            Record and            95,000 (3)      *
                                               Beneficial

     Leland O. Erdahl, Director                Record and            94,289 (4)      *
                                               Beneficial

     Richard F. Mauro, Director                Record and            50,000 (5)      *
                                               Beneficial

     All Officers & Directors as a Group       Record and         1,757,548        3.7%
     (5 persons)                               Beneficial

*   Less than 1%


1 This number includes (i) 9,719 shares owned of record; (ii) 560,628 shares held by the Richard H. De Voto Trust No. 1; (iii) 351 shares held as Co-Trustee of Trust for his mother; (iv) an option to purchase 85,000 shares at an exercise price of $3.00 per share; (v) options to purchase 100,000 shares at an exercise price of $1.63 per share; (vi) an option to purchase 25,000 shares at an exercise price of $2.00 per share; (vii) an option to purchase 50,000 shares at an exercise price of $2.19 per share; (viii) an option to purchase 45,000 shares at an exercise price of $2.56 per share; and (ix) an option to purchase 155,000 shares at an exercise price of $1.187 per share.


2 This number includes (i) 207,561 shares owned of record; (ii) an option to purchase 50,000 shares at an exercise price of $3.00 per share; (iii) options to purchase 60,000 shares at an exercise price of $1.63 per share; (iv) an option to purchase 20,000 shares at an exercise price of $2.00 per share; (v) an option to purchase 35,000 shares at an exercise price of $2.19 per share; (vi) an option to purchase 40,000 shares at an exercise price of $2.56 per share; and (vii) an option to purchase 75,000 shares at an exercise price of $1.187 per share.



3 This number includes (i) an option to purchase 15,000 shares at an exercise price of $3.00 per share; (ii) an option to purchase 15,000 shares at an exercise price of $1.63 per share; (iii) an option to purchase 20,000 shares at an exercise price of $2.19 per share; (iv) an option to purchase 25,000 shares at an exercise price of $2.56 per share; and (v) an option to purchase 20,000 shares at an exercise price of $1.187 per share.



4 This number includes (i) 54,289 shares owned of record; (ii) an option to purchase 10,000 shares at an exercise price of $2.06 per share; (iii) an option to purchase 10,000 shares at an exercise price of $3.31 per share;
    (iv) an option to purchase 10,000 shares at an exercise price of $3.00 per share; and (v) an option to purchase 10,000 shares at an exercise price of $0.81 per share.



5 This number includes an option to purchase 50,000 shares at an exercise price of $0.13 per share.




                                  PROPOSAL FOR
                     APPROVAL OF ALTERNATIVE RESTRUCTURINGS

                         OF THE COMPANY'S CAPITALIZATION
                         AT THE DISCRETION OF THE BOARD


INTRODUCTION


         In November 1999, the Board of Directors of the Company approved, subject to stockholders' approval solicited hereby, alternative capital restructuring (the "Restructuring") proposals to amend the Company's Certificate of Incorporation to effectuate (i) a one-for-two and a half (1:2.5), (ii) a one-for-four (1:4), or (iii) a one-for-five (1:5) reverse stock split of the Company's Common Stock, each of which alternative proposals would also include
(A) the reduction of the Company's authorized shares of Common Stock from 100,000,000 to 50,000,000, and (B) the complete elimination of the Company's authorized Preferred Stock. Approval of the alternative proposals would give the Board discretionary authority to implement any one or none of the alternative proposals for a twenty-four month period, until January 14, 2002.



         The directors propose to have the authority to amend the Company's Certificate of Incorporation, at their discretion, to reclassify the Common Stock of the Company to effectuate one of the proposed reverse stock splits (the "Reverse Splits"), such that for every two and a half (2 1/2) pre-amendment common shares held by a stockholder, such holder would be entitled to one (1) post-amendment common share, or for every four (4) pre-amendment common shares held by a stockholder, such holder would be entitled to one (1) post-amendment common share, or for every five (5) pre-amendment common shares held by a stockholder, such holder would be entitled to one (1) post-amendment common share, fractional shares being rounded up to the nearest full post-amendment share, and outstanding warrants and options to purchase stock being adjusted accordingly. A Reverse Split would become effective upon the filing with the Secretary of State of Delaware of an amendment to the Company's Certificate of Incorporation.


         Adjustments to the corporate financial statements to reflect the reclassification and reverse split, the reduction of authorized shares of Common Stock and the elimination of authorized shares of Preferred Stock are expected to be minimal. The expected immediate effect in the market would be an approximate increase in the trading price per share, and a decrease in the number of post-amendment shares involved in a trade of shares that would have been involved in an identical trade. Outstanding pre-amendment shares of 46,497,470 would become approximately 18,598,988 outstanding post-amendment shares (in the event of a one-for-two and a half split) or 11,624,368 outstanding post-amendment shares (in the event of a one-for-four split) or 9,299,494 outstanding post-amendment shares (in the event of a one-for-five split) depending on what ratio was decided by the Board of Directors.



         In addition to several requirements, the American Stock Exchange generally prefers that issuers listed on the Exchange maintain a minimum bid price of $1.00 per share for the listed stock. The Company's shares of Common Stock have continuously traded below $1.00 since May 26, 1998, and the American Stock Exchange has notified the Company that unless such shares achieve a minimum bid price of $1.00 or more, the Company will be delisted from the Exchange. The Board of Directors believes that such a delisting could adversely affect the ability of the Company to attract new investors, may result in decreased liquidity of the outstanding shares of Common Stock and, consequently, could reduce the price at which such shares trade and increase the transaction costs inherent to trading such shares. The Company believes that, if the Restructuring is approved and implemented, there is a greater likelihood that the minimum bid price of the Common Stock will be maintained at a level over $1.00 per share. There can be no assurance, however, that approval and implementation of the Restructuring will succeed in raising the bid price of the Company's Common Stock above $1.00 per share, that such minimum price, if achieved, would be maintained, or that even if AMEX's minimum bid price preference were satisfied, the Company's Common Stock would not be delisted by the AMEX for other reasons.


         Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, reverse stock splits can result in a decrease in the aggregate market value of a corporation's equity capital. The Board of Directors, however, believes that this risk is off-set by the prospect that the reverse stock split will improve the likelihood that the Company will be able to maintain its American Stock Exchange listing and may, by increasing the per share price, make an investment in the Common Stock more attractive for certain investors. If the Company's securities are delisted from American Stock Exchange, trading, if any, of the Company's securities would thereafter have to be conducted in the non-AMEX over-the-counter market. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities. In addition, if the Common Stock were to become delisted from trading on AMEX and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Company's Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of investors to trade the Company's Common Stock.


         The sole purpose for the proposed reduction of the number of the Company's authorized shares of Common Stock from 100,000,000 to 50,000,000 and the complete elimination of the Company's authorized shares of Preferred Stock is to minimize the amount of Delaware corporate franchise tax payable by the Company. The amount of such Delaware corporate franchise tax payable by the Company is adversely affected by the existence of a significant amount of authorized but unissued shares of capital stock. The Company currently has authorized 10,000,000 shares of Preferred Stock, none of which are outstanding. If the Reverse Split is consummated without a reduction in authorized shares of Common Stock the Company would have 100,000,000 shares of authorized Common Stock with approximately 18,598,988 or 11,624,368, or 9,299,494 shares of Common Stock issued and outstanding, depending on the Board of Directors' decision to effect either the one-for-two and a half (1:2 1/2), or one-for-four (1:4), or a one-for-five (1:5) Reverse Split, such decision solely at their discretion. The Company estimates that the reduction of authorized shares of

Common Stock to 50,000,000 and the elimination of the authorized Preferred Stock will reduce the Company's potential annual Delaware franchise tax by approximately $30,000 to $60,000, depending on which Reverse Split alternative is implemented. Management believes that the shares of authorized but unissued Common Stock (31,401,012 shares if a one-for-two and a half (1:2 1/2), or 38,375,632 shares if a one-for-four (1:4), or 40,700,506 shares if a one-for-five (1:5) Reverse Split is effected) that will remain following a reduction in authorized Common Stock from 100,000,000 to 50,000,000 are adequate for the Company's future needs and contingencies.



         The purpose of the Reverse Split is to increase the market value of the Common Stock. The Board intends to effect a Reverse Split only if it believes that a decrease in the number of shares outstanding may improve the trading market for the Common Stock. If the Reverse Split alternatives are authorized by the stockholders, the Board will have the discretion to implement one only during the next 24 months, or effect no reverse stock split at all. The Board has submitted three proposals in order to give it latitude. If the trading price of the Common Stock increases without a reverse split, a Reverse Split may not be necessary, or one of lesser proportions would be required than if the trading price decreased or remains constant.



         In connection with any determination to effect a Reverse Split, the Board will also select the Reverse Split that, in its discretion, results in the greatest marketability of the Common Stock based on prevailing market conditions and the remaining Reverse Splits would be abandoned by the Board. No further action on the part of the stockholders would be required to either effect a Reverse Split or abandon the alternatives. If no Reverse Split is effected by January 14, 2002, the Board's authority to effect a Reverse Split will also terminate.



         Based upon current market conditions and in light of the American Stock Exchange preferences and the potential minimization of the Delaware corporate franchise tax discussed above, management has determined that authorization of the Restructuring is in the best interest of the Company's stockholders. The Restructuring would be effected by management by filing an amendment to the Certificate of Incorporation of the Company with the Delaware Secretary of State.


         Holders of the Common Stock have no preemptive or other subscription rights.

PRINCIPAL EFFECTS OF THE RESTRUCTURING


         If the stockholders approve the Restructuring and the Board of Directors decides to effect one of the Reverse Split alternatives prior to January 14, 2002, the Company will amend the existing provision of the Certificate of Incorporation relating to the Company's authorized capital. Accordingly, Article Fourth of the Certificate of Incorporation will read, depending on the Reverse Split ratio selected by the Board, in its entirety, as follows:



A.       One-for-two and a half (1:2 1/2) Reverse Stock Split.

         "FOURTH: (a) The aggregate number of shares that the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, $.01 par value per share.

                  (b) Each two-and-a-half (2 1/2) shares of the Company's Common Stock issued as of the date and time immediately preceding [insert Date which Amended Certificate is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Company's Common Stock;

         provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share."



B.       One-for-Four (1:4) Reverse Stock Split

         "FOURTH: (a) The aggregate number of shares that the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, $.01 par value per share.

                  (b) Each four (4) shares of the Company's Common Stock issued as of the date and time immediately preceding [insert Date which Amended Certificate is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Company's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share."



C.       One-for-Five (1:5) Reverse Stock Split

         "FOURTH: (a) The aggregate number of shares that the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, $.01 par value per share.

                  (b) Each five (5) shares of the Company's Common Stock issued as of the date and time immediately preceding [insert Date which Amended Certificate is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Company's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share."



         If the stockholders approve the Restructuring, one of the above amendments to the Company's Certificate of Incorporation would become effective upon the Board's decision to implement a Reverse Split and the filing of an amendment to the Certificate of Incorporation with the Secretary of State of Delaware.


         The proposed Restructuring will not affect any stockholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any stockholder, other than an adjustment which may occur due to the rounding up of fractional shares. A stockholder may hold less than 100 shares of the Company's Common Stock after the proposed Restructuring and as a consequence may incur greater costs associated with trading. Likewise, the proposed Restructuring will not affect the total stockholders' equity of the Company or any components of stockholders' equity as reflected on the financial statements of the Company except (i) to change the numbers of the issued and outstanding shares of Common Stock, (ii) to change the authorized shares of Common Stock and Preferred Stock, and (iii) for an adjustment which will occur due to the costs incurred by the Company in connection with this Proxy Statement and the implementation of such of the Proposals as are approved by the stockholders.

EFFECT OF THE RESTRUCTURING

         The following table illustrates the principal effects on the Company's Capital Stock of the Restructuring:


                                                                                           NUMBER OF SHARES OF
                                   NUMBER OF SHARES OF COMMON STOCK                          PREFERRED STOCK
                    ---------------------------------------------------------------   -----------------------------
                       Prior to       One-for-Two    One-for-Four     One-for-Five      Prior to          After
                    Restructuring     and a Half     Reverse Split   Reverse Split    Restructuring   Restructuring
                                     Reverse Split       (1:4)           (1:5)
                                        (1:2 1/2)
                    -------------------------------------------------------------------------------------------------
Authorized           100,000,000      50,000,000      50,000,000       50,000,000      10,000,000            0

Issued and
outstanding           46,497,470      18,589,988      11,624,368        9,299,494               0            0

Available for
future issuance       53,502,530      31,401,012      38,375,632       40,700,506      10,000,000            0




EXCHANGE OF SHARES; NO FRACTIONAL SHARES



         Pursuant to the proposed Reverse Splits, depending on the Reverse Split ratio selected by the Board of Directors, every two-and-a-half (2 1/2) shares, or four (4) shares, or five (5) shares of issued Common Stock would be converted and reclassified into one (1) share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of one hundred (100) shares prior to the Split Effective Date would be the holder of: (i) forty (40) shares at the Split Effective Date if the one-for-two and a half (1:2 1/2) Reverse Stock Split is selected by the Board of Directors, (ii) twenty-five (25) shares at the Split Effective Date if the one-for-four (1:4) Reverse Stock Split is selected by the Board of Directors and, (iii) twenty (20) shares at the Split Effective Date if the one-for-five (1:5) Reverse Stock Split is selected by the Board of Directors. All shares held by a stockholder will be aggregated and one new stock certificate will be issued, unless the transfer agent is otherwise notified by the stockholder. The proposed Reverse Split would become effective immediately on the Split Effective Date. Stockholders will be notified on or after the Split Effective Date that the Reverse Split has been effected. The Company's transfer agent, American Securities Transfer & Trust, Inc., will act as the Company's exchange agent (the "Exchange Agent") for stockholders in implementing the exchange of their certificates.


         As soon as practicable after the Split Effective Date, stockholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to the Exchange Agent in exchange for certificates representing post-split Common Stock. Stockholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock are surrendered and they provide such evidence of ownership of such shares as the Company or the Exchange Agent may require. Stockholders should not forward their certificates to the Exchange Agent until they have received notice from the Company that the Reverse Split has become effective. Beginning on the Split Effective Date, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

         No service charge will be payable by stockholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the Restructuring is set forth below. The discussion is based on present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Restructuring. Income tax consequences to the stockholders may vary from the federal tax consequences described generally below.

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED RESTRUCTURING UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         The proposed Restructuring constitutes a "recapitalization" to the Company and its stockholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such stockholder immediately prior to the Split Effective Date. A stockholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Split Effective Date provided that such shares of stock were held by the stockholder as capital assets on the Split Effective Date.

VOTING REQUIREMENTS


         Each holder of Common Stock is entitled to one vote per share held. The holders of one-third of the shares of the Common Stock issued and outstanding constitutes a quorum. The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock of the Company is required for approval of the grant of discretionary authority to implement the Restructuring. In the event that a quorum is not present or represented at the Special Meeting, the stockholders entitled to vote at the meeting present in person or by proxy shall have power to adjourn the Special Meeting until a quorum shall be present or represented. Proxies solicited by the Board of Directors will be voted for approval of the grant of discretionary authority to implement the Restructuring, unless otherwise indicated. Stockholders are not entitled to cumulate votes.



         A stockholder voting through a proxy who abstains with respect to approval of the Proposal for the grant of discretionary authority to implement the Restructuring shall be considered to have cast a negative vote with respect to the grant of discretionary authority to implement the Restructuring at the Special Meeting.


RECOMMENDATION OF THE BOARD


         The Board of Directors recommends a vote "FOR" the proposal to grant discretionary authority to the Board to amend the Company's Certificate of Incorporation to effectuate the Restructuring. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the grant of discretionary authority to the Board to amend the Certificate of Incorporation to effectuate the Restructuring.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECTUATE A RESTRUCTURING OF THE COMPANY'S CAPITALIZATION.


                              SHAREHOLDER PROPOSALS

         Proposals by shareholders of the Company to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than January 6, 2000, to be included in the Company's Proxy Statement and proxy for that meeting. If a shareholder intends to submit a proposal at the meeting that is not included in the Company's proxy statement, and the shareholder fails to notify the Company prior to March 17, 2000 of such proposal, then the proxies appointed by the Company's management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The proponent must be a record or beneficial owner entitled to vote on his or her proposal at the next Annual Meeting and must continue to own such security entitling him or her to vote through that date on which such meeting is held. The proponent must own 1% or more of the outstanding shares or $2,000.00 in value of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.

                                  OTHER MATTERS

         The Board knows of no other special business to be presented at the Meeting. If other matters properly come before the Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgement.

                                         By Order of the Board of Directors




                                         ------------------------------------
                                         Gary C. Huber
                                         Corporate Secretary


December 2, 1999

PROXY                      CANYON RESOURCES CORPORATION                    PROXY
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401


            PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING
                                JANUARY 14, 2000



The undersigned hereby appoints Richard H. De Voto and Gary C. Huber, or each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Special Meeting of Stockholders of CANYON RESOURCES CORPORATION on January 14, 2000, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.



This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR alternative proposals for the Restructuring of the Company's Capitalization, at the discretion of the Board of Directors, unless the stockholder specifies otherwise, in which case it will be voted as specified. If you wish to vote in accordance with the Board of Directors' recommendations, please sign and return the proxy. You need not mark any boxes. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                  (continued and to be signed on reverse side)



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS TO COME BEFORE THE MEETING.


To approve alternate capital restructuring proposals to amend the Certificate of Incorporation of the Company to effect (i) a one-for-two and a half (1:2.5), or
(ii) a one-for-four (1:4), or (iii) a one-for-five (1:5) reverse stock split of the Company's issued and outstanding Common Stock at the discretion of the Board of Directors, each of which alternative proposals would also include (A) the reduction of the Company's authorized shares of Common Stock from 100,000,000 to 50,000,000 and (B) the complete elimination of the Company's Preferred Stock.


          [ ] FOR              [ ] AGAINST               [ ] ABSTAIN

           Date:
                ---------------------------------------------------

           --------------------------------------------------------
           Signature(s) of Stockholder or Stockholders, (Executors, Administrators, Trustees, etc. should give full title.)

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.